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                                                                      EXHIBIT 21

                      MANUFACTURED HOME COMMUNITIES, INC.
                         SUBSIDIARIES OF THE REGISTRANT

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
                                                    State of Incorporation
                                                        or Organization
                                                    ----------------------
MHC Operating Limited Partnership                          Illinois

MHC Financing Limited Partnership                          Illinois

MHC Financing Limited Partnership Two                      Delaware

Blue Ribbon Communities Limited Partnership                Delaware

MHC Lending Limited Partnership                            Illinois

MHC-DeAnza Financing Limited Partnership                   Illinois

MHC-Bay Indies Financing Limited Partnership               Illinois

MHC Stagecoach, L.L.C.                                     Delaware
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